UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 2, 2016

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On June 2, 2016, AT&T Inc. ("AT&T") made a $5 billion optional prepayment of advances outstanding under the $9.155 billion Term Loan Credit Agreement, dated as of January 21, 2015, by and among AT&T, certain lenders party thereto, and Mizuho Bank, Ltd. (the "Syndicated Term Loan").  The Syndicated Term Loan contains (i) a $6.286 billion term loan facility (the "Tranche A Facility") and (ii) a $2.869 billion term loan facility (the "Tranche B Facility"), and the allocation of the optional prepayment is as follows:
(i)	for advances under the Tranche A Facility, the aggregate amount of the prepayment is $4 billion; and
(ii)	for advances under the Tranche B Facility, the aggregate amount of the prepayment is $1 billion.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: June 2, 2016	By:	/s/ Debra L. Dial
Debra L. Dial
Senior Vice President and Controller